UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2020

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

+39 391 306 4134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 30, 2020, the board of directors (the “Board”) of Elys Game Technology, Corp. (“the “Company”) appointed Michele Ciavarella as the Executive Chairman and Matteo Monteverdi as the Chief Executive Officer of the Company. Mr. Ciavarella resigned as Chief Executive Officer, effective December 30, 2020, to allow Mr. Monteverdi to assume that role. Mr. Monteverdi has served as the Company’s President since September 21, 2020 and will retain that position.

Mr. Ciavarella (age 58) served as the Company’s Chief Executive Officer since June 2011, serves as a member of the Company’s Board since June 2011 and has served as the Company’s Chairman of the Board since June 26, 2019. In addition, Mr. Ciavarella has served the Company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011, Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as Armistice Resources Corp.), Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork, Inc., a family owned business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial and Sun Life Financial. Mr. Ciavarella received his Bachelor of Science degree from Laurentian University in Sudbury, Ontario.

Mr. Monteverdi (age 50) has extensive industry leadership experience, having served as U.S. President of Sportradar from April 2018 to February 2020, and as IGT Senior Vice President of Global Digital Products from 2015 to 2018. Previously from 2012 to 2015 he was GTECH Senior Vice President of iGaming. He also served as President of Lottomatica Betting and Interactive from 2010 to 2012. Mr. Monteverdi holds an MBA from SDA Bocconi in Milan, Italy, a Law Degree from Università Degli Studi in Milan, Italy and a specialization in Marketing from Stanford Graduate Business School.

In connection with Mr. Ciavarella’s appointment as the Executive Chairman, the Company entered into an amendment, dated December 30, 2020 (the “Amendment”), to that certain employment agreement, dated December 31, 2018, as amended on July 5, 2019, by and between the Company and Mr. Ciavarella. Pursuant to the Amendment, Mr. Ciavarella’s: (i) position at the Company was changed to Executive Chairman; (ii) term of employment was extended three years to December 31, 2024; and (iii) base salary was increased to $500,000. The Amendment further provides that in lieu of cash, and to the extent shares are then available for grant under the Company’s 2018 Equity Incentive Plan, as amended (the “Plan”), Mr. Ciavarella may elect to receive, as of the first business day in January of each year of employment, up to 50% of his base salary as a restricted stock grant of shares of the Company’s common stock under the Plan, vesting monthly over a 12-month period. For the year ended December 31, 2021, Mr. Ciavarella has agreed to receive $140,000 of his base salary as a restricted stock grant.

There are no familial relationships between or among Mr. Ciavarella, Mr. Monteverdi or any other executive officer or director of the Company.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment, dated December 30, 2020, to the Employment Agreement between Elys Gaming Technology, Corp. and Michele Ciavarella.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Chief Executive Officer